FRM 101-20
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier International Bond Fund**
2. Anticipated Purchase Date: **9/06/2007**
3. Total Net Assets of Account/Fund: **$41,880,073**
4. Type and Description of Security to be Purchased: **Virginia Electric & Power 5.95% 9/15/2017**
5. Credit Rating of Security (Rating/Rating Agency): **Baa1/Moody's BBB/S&P BBB+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Goldman Sachs; Lehman Brothers; ABN Amro; BNY Capital Markets; KBC Financial; Keybanc Capital Markets; Scotia Capital; SunTrust Robinson Humphrey**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **Bank of New York/Capital Markets Inc.**
8. Issue Size: **600,000,000**
9. CUSIP: **927804FC3**
10. Amount Purchased by Account/Fund: **20,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.33%**
13. Purchase Price of Securities (if at par, so state): **99.612**
14. Commission/Spread Received by Principal Underwriters: **0.65%**
15. Yield (as applicable): **6.002%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **5.89%**
17. The Affiliated Purchase Should be Reported to the BOD of which entities: Mellon Bank, N.A.______; MTONE_____; Mellon Private Trust Co. N.A.______; Other (Describe) Dreyfus Fund Board;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made)
This transaction complies with all applicable provisions of the *Policy for Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?*

•**This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliated entity of Mellon.**

•The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.

•The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

•The underwriting affiliate indicates that is share of **equity securities does not exceed 5% of the entire offering.**

•The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**

•**If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required.**

LOB Asset Management Unit (Print) SMAM
LOB Portfolio Manager Name (Print) Chris Pellegrino Signature /s/ Date 9/21/07
LOB CIO/Designate Name (Print) **Laurie Carroll** Signature /s/ Date 9/11/2007
Chief Compliance Officer Name (Print) **Kelly Mahoney** Signature /s/ Date 9/12/07

cc: Nicholas M. Rotunno Phone 412-234-6382 Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only) V

FRM 101-20
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: **Dreyfus Premier International Bond Fund**
2. Anticipated Purchase Date: **9/21/2007**
3. Total Net Assets of Account/Fund: **$6,266,803**
4. Type and Description of Security to be Purchased: **JP Morgan 6.8% 10/01/2037**
5. Credit Rating of Security (Rating/Rating Agency): **Aa3/Moody's A/S&P A+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **JP Morgan, BNP Paribas Securities Corp, BNY Capital Markets, Inc.**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Capital Markets Inc**
8. Issue Size: **1,500,000,000**
9. CUSIP: **46631VAA9**
10. Amount Purchased by Account/Fund: **30,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.16%**
13. Purchase Price of Securities (if at par, so state): **99.416**
14. Commission/Spread Received by Principal Underwriters: **0.60%**
15. Yield (as applicable): **6.746%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase: **6.736%**
17. The Affiliated Purchase Should be Reported to the BOD of which entities: Mellon Bank, N.A.______; MTONE_____; Mellon Private Trust Co. N.A.______; Other (Describe) **Dreyfus Fund Board**;

Mutual Fund Purchases Only:
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties (Must be Yes): **Yes**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) x
This transaction complies with all applicable provisions of the *Policy for Fiduciary Account Purchases Of Securities Underwritten By An Affiliate?*
•**This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliated entity of Mellon.**
•The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.
•The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
•The underwriting affiliate indicates that is share of **equity securities does not exceed 5% of the entire offering.**
•The adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Rule 10f-3 permits only a 25% of purchase issue of a fixed income asset portfolio.**
•**If transaction pertains to an account governed by ERISA, Exhibit E, ERISA checklist per DOL PTE 75-1 must be completed and submitted as required.**

LOB Asset Management Unit (Print) Standish Mellon Asset Management
LOB Portfolio Manager Name (Print) Tom Fahey Signature /s/ Date 10/17/07
LOB CIO/Designate Name (Print) Laurie Carroll Signature /s/ Date 10/15/07
Chief Compliance Officer Name (Print) Kelly Mahoney Signature /s/ Date 10/16/07

cc: Nicholas M. Rotunno Phone 412-234-6382 Fiduciary Risk Management (151-0947)
Fund Chief Compliance Officer (For Affiliated Mutual Fund Purchases Only)